CAUSE NO. 2008-66743

THOMAS HENDRICKSON, Derivatively On	§	IN THE DISTRICT COURT
Behalf of SULPHCO, INC.,	§
§
Plaintiffs,	§
vs.	§
§
RUDOLF W. GUNNERMAN, PETER W.	§
GUNNERMAN, LOREN J. KALMEN,	§
RICHARD L. MASICA, ROBERT HENRI	§
CHARLES VAN MAASDIJK, HANNES	§
FARNLEITNER, MICHAEL T. HEFFNER,	§	HARRIS COUNTY, TEXAS
EDWARD E. URQUHART, LAWRENCE G.	§
SCHAFRAN, ALAN L. AUSTIN, JR., RAAD	§
ALKADIRI and CHRISTOPH HENKEL,	§
§
Defendants,	§
§
and	§
§
SULPHCO, INC., a Nevada corporation,	§
§
Nominal Defendant.	§	127TH JUDICIAL DISTRICT

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF SULPHCO, INC. ("SULPHCO" OR THE "COMPANY") COMMON STOCK AS OF MAY 14, 2010 ("CURRENT SULPHCO SHAREHOLDERS").

NOTICE IS HEREBY GIVEN that a motion for approval of a settlement of the above-captioned shareholder derivative action (the "Lawsuit") has been filed with this Court. As Current SulphCo Shareholders, your interests may be substantially affected by settlement and discontinuance of this litigation, and thus, you are further notified as follows:

THE PURPOSE OF THIS NOTICE

1.           The purpose of this Notice is to inform you of a proposed settlement (the "Settlement") of the above-captioned shareholder derivative action (the "Lawsuit") pending before the 127th Judicial District Court of Harris County, Texas (the "Court"), and of a hearing to be held before the Court, in the Harris County Civil Courthouse, 127th Judicial District, 201 Caroline, 10th Floor, Houston, TX 77002, on Friday, August 13, 2010, at 9:00 a.m. (the "Settlement Hearing"). The purpose of the Settlement Hearing is to determine: (a) whether the Court should approve the proposed Settlement of the Lawsuit; (b) whether the Court should enter an Order and Final Judgment dismissing the claims asserted in the Lawsuit with prejudice; (c) whether the Court should approve Plaintiff's counsel's ("Plaintiff's Counsel") request for attorneys' fees and reimbursement of litigation expenses; and (d) such other matters as may properly come before the Court.

2.           The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its Order and Final Judgment dismissing the Lawsuit on the merits and with prejudice and to order the payment of attorneys' fees and reimbursement of expenses to Plaintiff's Counsel, without further notice.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE LAWSUIT AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THE LAWSUIT.

BACKGROUND AND DESCRIPTION OF THE ACTION

3.           Plaintiff Thomas Hendrickson ("Plaintiff"), the nominal defendant SulphCo, and the Individual Defendants1, by and through their respective attorneys, filed a motion with the Court to approve the Settlement of the Lawsuit.

4.           On January 26, 2007, Plaintiff filed a shareholder derivative action styled Hendrickson v. Gunnerman, Cause No. CV 07-00187, in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe (the "Nevada Action").

5.           On May 18, 2007, defendants in the Nevada Action moved to dismiss the Nevada Action based on Plaintiff's failure to make a demand or to allege demand futility with particularity, and Plaintiff subsequently voluntarily dismissed the Nevada Action.

6.           On September 7, 2007, Plaintiff sent a demand letter ("Demand Letter") to SulphCo's Board of Directors (the "Board"), demanding that they sue, on SulphCo's behalf, certain officers and directors allegedly responsible for the breaches of fiduciary duty alleged by Plaintiff in the Nevada Action.

7.           In response to the Demand Letter, the Board appointed a special committee consisting of three directors, whom Defendants contend are disinterested and independent (the "Special Committee"), to investigate the allegations in Plaintiff's letter and to make a recommendation to the Board whether SulphCo should bring any legal actions based on the issues raised in Plaintiff's Demand Letter.

8.           The Special Committee retained counsel, whom Defendants contend are independent, to assist in the investigation of Plaintiff's allegations.

1     "Individual Defendants" refers to Rudolf W. Gunnerman, Peter W. Gunnerman, Loren J. Kalmen, Richard L. Masica, Robert Henri Charles Van Maasdijk, Hannes Farnleitner, Michael T. Heffner, Edward E. Urquhart, Lawrence G. Schafran, Alan L. Austin, Jr., Raad Alkadiri and Christoph Henkel (collectively, the Individual Defendants and nominal defendant SulphCo are referred to as "Defendants").

9.           The Special Committee's counsel undertook an investigation, and on September 2, 2008, advised the Special Committee of the results of its investigation.

10.         On September 2, 2008, the Special Committee reported the results of its investigation to the Board and presented its unanimous recommendation that it would not be in the best interest of SulphCo to bring any legal action based on the issues raised in Plaintiff's Demand Letter.

11.         On September 9, 2008, the Board unanimously adopted the Special Committee's recommendation and communicated its decision to Plaintiff's Counsel on September 9, 2008.

12.         On November 6, 2008, Plaintiff filed the Lawsuit against Defendants alleging, in part: (a) Plaintiff's demand was wrongfully refused; (b) the Board failed to delegate full authority regarding Plaintiff's demand to an independent special litigation committee; (c) the Board refused to produce information sufficient to establish a record that its investigation was reasonable and in good faith; and (d) various breaches of fiduciary duty, waste of corporate assets, and unjust enrichment in connection with alleged representations regarding the Company's Sonocracking technology.

13.         On January 21, 2009, the Company moved to dismiss the Lawsuit on the basis of the Special Committee's investigation and that motion is pending.

14.         Although the Individual Defendants deny the allegations asserted in the Lawsuit and, in some instances, object to the personal jurisdiction of the Court, beginning in March 2009, the Parties, by and through their respective counsel, entered into arm's-length negotiations with a view toward the settlement of the Lawsuit.

15.         On June 12, 2009, the Parties reached an agreement in principle to settle the Lawsuit.

16.         On April 7, 2010, the Parties entered into a Memorandum of Understanding setting forth the conditions to settlement of the Lawsuit.

17.         On May 14, 2010, the Parties submitted the Stipulation and Agreement of Settlement (the "Stipulation") to the Court, which resulted in the Court entering a scheduling order (the "Scheduling Order") in the Lawsuit on June 30, 2010. A copy of the Stipulation may be found at the website of Robbins Umeda LLP, at www.robbinsumeda.com.

REASONS FOR SETTLEMENT

18.         Plaintiff's Counsel have conducted an investigation relating to the claims and the underlying events and transactions alleged in the Lawsuit. Plaintiff's Counsel have analyzed the evidence adduced during their investigation and have researched the applicable law with respect to the claims of Plaintiff, individually and on behalf of SulphCo, against the Individual Defendants and the potential defenses thereto.

19.         Based upon their investigation, Plaintiff's Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiff and SulphCo, and in their best interests, and have agreed to settle the claims raised in the Lawsuit pursuant to the terms and provisions of the Stipulation, after considering: (a) the substantial benefits that SulphCo will receive from resolution of the Lawsuit; (b) the attendant risks of litigation; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation.

20.         Each of the Defendants denies each and every one of the claims and contentions alleged by Plaintiff in the Lawsuit. Each of the Defendants expressly denies all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Lawsuit.  Each of the Individual Defendants further asserts that at all material times, he acted in good faith an in a manner he reasonably believed to be the in the best interests of SulphCo and its shareholders.

21.         Defendants have concluded that the further conduct of the Lawsuit would be protracted and expensive, and that it is desirable that the Lawsuit be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation in order to limit further expense, inconvenience and distraction, to dispose of burdensome and protracted litigation, to permit the operation of SulphCo's business without further expensive litigation and the distraction and diversion of SulphCo executive personnel and directors with respect to matters in issue in the Lawsuit, and to permit Plaintiff and SulphCo to receive the benefits of the proposed Settlement.

22.         Defendants therefore have determined that it is desirable and beneficial that the Lawsuit be settled in the manner and upon the terms and conditions set forth in the Stipulation.

23.         The Special Committee has approved the Settlement of the Lawsuit on the terms reflected in the Stipulation and has recommended to the Board that the Settlement is in the best interests of SulphCo and its shareholders and should be approved.

24.         The Board of Directors acknowledges that the Settlement is in the best interests of SulphCo and its shareholders.

SUMMARY OF THE SETTLEMENT TERMS

25.         The Parties have conducted arm's-length negotiations over an extended period of time and have reached an agreement in good faith to settle the Lawsuit. The Company agrees that the actions taken by Plaintiff (including the Demand Letter) caused the Company to initiate an internal investigation, and as a result of that internal investigation, the Company has concluded that it currently has appropriate corporate governance controls in place.   The Company further agrees that such action benefited the Company and its shareholders for which Plaintiff's Counsel should be compensated.

26.         In recognition of the benefits described in paragraph 25 above, Plaintiff's Counsel will seek Court approval for an award not to exceed $300,000.00 (the "Fees and Expenses Award") for their attorneys' fees and reimbursement of expenses. Defendants shall not object to Plaintiff's Counsel's request for approval of the Fees and Expenses Award. Any decision by the Court to approve an award of attorneys' fees and reimbursement of expenses less than $300,000.00 shall not in any way void the Settlement.

27.         In consideration for the Settlement and dismissal with prejudice of the Lawsuit and the releases provided herein, the Individual Defendants will direct their insurer to pay to Plaintiff's Counsel the Fees and Expenses Award (which under no circumstances will exceed $300,000.00). The Fees and Expenses Award shall constitute the final and complete payment for Plaintiff's Counsel's attorneys' fees and reimbursement of expenses that have been incurred or will be incurred in connection with the Lawsuit and the resolution of the claims asserted in the Lawsuit. If the Individual Defendants fail to direct their insurer to pay Plaintiff the Fees and Expenses Award or if the insurer fails to make such payment, Plaintiff shall have the right to withdraw from the Settlement. In such event, the Stipulation shall be void in its entirety, and the status quo ante shall be restored.

RELEASE OF CLAIMS

28.         The obligations incurred pursuant to the Stipulation shall be in full and final disposition of the Lawsuit against the Individual Defendants, and shall fully and finally release all Released Parties (as defined in paragraph 36) from any and all Settled Claims (as defined in paragraph 37), and shall also fully and finally release Plaintiff, Plaintiff's Counsel, and SulphCo from any and all Settled Defendants' Claims (as defined in paragraph 38).

29.           Plaintiff, SulphCo, and its shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of the Order and Final Judgment shall have—released, waived, discharged, and dismissed any and all Settled Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Settled Claims, against any Released Parties.

30.           The Individual Defendants and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of the Order and Final Judgment shall have—released, waived, discharged, and dismissed any and all Settled Defendants' Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Settled Defendants' Claims, against Plaintiff, Plaintiff's Counsel, and SulphCo.

31.           "Current SulphCo Shareholders" means any Persons (as defined in paragraph 35) who owned SulphCo common stock as of the date of the execution of the Stipulation and who continue to hold their SulphCo common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of SulphCo, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

32.           "Final" means: (i) the date of final affirmance on an appeal of the Order and Final Judgment; (ii) the date of final dismissal of any appeal from the Order and Final Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal from the Order and Final Judgment. Any proceeding, order, or any appeal pertaining solely to an application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Order and Final Judgment from becoming Final.

33.           "Order and Final Judgment" means the proposed order, substantially in the form attached as Exhibit C to the Stipulation, to be entered by the Court approving the Settlement.

34.           "Party" means any one of, and "Parties" means all of, the parties to the Stipulation, namely, nominal defendant SulphCo, the Individual Defendants, and Plaintiff, individually and derivatively on behalf of SulphCo.

35.           "Persons" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.

36.           "Released Parties" means any and all of the Defendants and their past or present subsidiaries, parents, successors and predecessors, insurers, officers, directors, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director or other individual or entity in which any Individual Defendant has a controlling interest, and the legal representatives, heirs, successors in interest, or assigns of any Individual Defendant.

37.           "Settled Claims" means any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including any claims for damages, interest, attorneys' fees, expert or consulting fees, any other costs, expenses, or liability whatsoever, and including any claims arising under the federal securities laws or under federal, state, local, statutory or common law or any other law, rule, or regulation), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether individual or derivative in nature, known and unknown, including Unknown Claims (as defined below in paragraph 39): (a) that have been asserted in the Lawsuit or the Nevada Action; or (b) that could have been asserted in any forum by Plaintiff, either derivatively on behalf of SulphCo or on behalf of himself, against any of the Released Parties which arise out of, relate to, or are based upon alleged breaches of fiduciary duty to SulphCo and its shareholders or other alleged violations of the law, arising out of or in connection with (i) the allegations in the Lawsuit or in the Nevada Action; or (ii) the Settlement, except for any claims to enforce the Settlement.

38.           "Settled Defendants' Claims" means any and all claims, debts, rights or causes of action or liabilities whatsoever (including any claims for damages, interest, attorneys' fees, expert or consulting fees, and any other costs, expenses, or liability whatsoever, and including any claims arising under federal, state, local, statutory or common law, or any other law, rule, or regulation), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether individual or derivative in nature, including both known claims and unknown claims that have been or could have been asserted in the Lawsuit or any forum by the Released Parties or any of them or the successors and assigns of any of them against the Plaintiff, Plaintiff's Counsel, or SulphCo which arise out of or relate in any way to the institution, prosecution, or settlement of the Lawsuit (except for any claims to enforce the Settlement). Settled Defendants' Claims shall not include any claims by the Individual Defendants respecting indemnification or advancement of expenses as provided by contract, the Company's bylaws or corporate charter, and Nevada law, including Nevada Revised Statute 78.7502, or any other law or source.

39.          "Unknown Claims" means any claim that any Party does not know or suspect exists in his, her, or its favor at the time of the release of the Settled Claims as against the Released Parties including without limitation those claims which, if known, might have affected the decision to enter into, or not object to, the Stipulation and/or Settlement. With respect to the Settled Claims, and the Settled Defendants' Claims, the Parties stipulate and agree that upon the Settlement becoming Final, each of Plaintiff and Defendants shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code Section 1542 ("§ 1542") or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims and Settled Defendants' Claims in the Stipulation, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that Unknown Claims are expressly included in the claims that are settled and released, and that such inclusion was separately bargained for and was a key element of the Settlement and was relied upon by the Parties and their counsel in entering the Stipulation.

TEMPORARY BAR AND INJUNCTION

40.           Pursuant to the Scheduling Order, pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Lawsuit shall be stayed, except as provided in the Stipulation. Other than seeking approval of the Settlement, or as permitted herein, or as may be expressly required by the Court, Plaintiff and Plaintiff's Counsel agree that Plaintiff will not take any action, take any discovery, or make any filings in the Lawsuit other than those contemplated by the Stipulation.

RIGHT TO APPEAR AND OBJECT

41.           Any Current SulphCo Shareholder who objects to the Settlement and/or the Order and Final Judgment to be entered by the Court, and/or Plaintiff's Counsel's Fees and Expenses Award, or otherwise wishes to be heard, may appear personally or by counsel a the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no Current SulphCo Shareholder may be heard and no papers or briefs submitted by or on behalf of any Current SulphCo Shareholder shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ten (10) business days prior to the Settlement Hearing, copies of: (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such person's specific objections to any matter before the Court; (c) proof of ownership as of May 14, 2010 and continued current ownership of SulphCo common stock; (d) the grounds for such objections and any reasons for such person's desiring to appear and be heard; and (e) all documents and writings such person desires the Court to consider, shall be served electronically or by hand or overnight mail upon each of the following counsel:

Brian J. Robbins
Robbins Umeda LLP
600 B Street, Suite 1900
San Diego, CA 92101

Attorney of record for Plaintiff Thomas Hendrickson

David D. Sterling
Baker Botts LLP
One Shell Plaza
910 Louisiana Street
Houston, TX 77002-4995

Attorney of record for Defendants Raad Alkadiri,
Alan Austin, Jr., Hannes Farnleitner, Christoph Henkel,
Loren J. Kalmen, Richard Masica, Edward Urquhart,
and Robert Henri Charles Van Maasdijk

Terri Garland
Morrison & Foerster LLP
425 Market St.
San Francisco, CA 95105

Attorney of record for Rudolf W. Gunnerman
and Peter W. Gunnerman

Charles W. Schwartz
Skadden, Arps, Slate, Meagher & Flom LLP
1000 Louisiana Street, Suite 6800
Houston, TX 77002

Attorneys for Michael T. Heffner,
Lawrence G. Schafran and
Nominal Defendant SulphCo, Inc.

at the same time these papers must be electronically filed with the Court, in accordance with the Standing Order of the 127th District Court Regarding Electronic Filing, available in its entirety at http://www.justex.net/courts/Civil/CivilCourts.aspx.  Unless the Court otherwise directs, no Current SulphCo Shareholder shall be entitled to object to the Settlement, or to the Order and Final Judgment to be entered in the Lawsuit, or to the Fees and Expenses Award to Plaintiff's Counsel, or otherwise to be heard, except by serving and filing written objections as described above. Any person who fails to object in the manner provided above shall be deemed to have waived such objection and shall forever be barred from making any such objection in the Lawsuit or in any other action or proceeding.

THE ORDER AND FINAL JUDGMENT OF THE COURT

42.         If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, and adequate, and in the best interests of Plaintiff, SulphCo, and its shareholders, the Parties to the Lawsuit will ask the Court to enter the Order and Final Judgment, which will, among other things:

a.           approve the Settlement as fair, reasonable, and adequate, and in the best interests of Plaintiff, SulphCo, and its shareholders, and direct consummation of the Settlement in accordance with its terms and conditions;

b.           permanently bar and enjoin Plaintiff and SulphCo from instituting, commencing or prosecuting the Settled Claims as against Defendants and all other Released Parties in any court or tribunal of this or any other jurisdiction;

c.           approve Plaintiff's Counsel's requested Fees and Expenses Award; and

d.           retain jurisdiction over all matters relating to the consummation of the Settlement provided for herein.

43.         In the event the Settlement is not approved, or such approval does not become Final, then the Settlement shall be of no further force and effect and each Party then shall be returned to his, her or its respective position immediately prior to April 7, 2010 without prejudice and as if the Settlement had not been entered into.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

44.           The foregoing is a description of the Settlement Hearing, the Lawsuit, the terms of the proposed Settlement, and other matters described herein does not purport to be comprehensive. Accordingly, Current SulphCo Shareholders are referred to the documents filed with the Court in the Lawsuit. Inquiries or comments about the Settlement may be directed to the attention of Plaintiff's Counsel as follows:

Brian J. Robbins
Robbins Umeda LLP
600 B Street, Suite 1900
San Diego, CA 92101

PLEASE DO NOT WRITE OR CALL THE COURT.

Dated: June 30, 2010.

/s Judge R.K. Sandill
Judge R.K. Sandill